Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-113222 of Schering-Plough Corporation and subsidiaries on Form S-3 of our report dated February 19, 2004, appearing in the Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

May 7, 2004